Exhibit 99.1
Blue Capital Reinsurance Holdings Reports Second Quarter 2017 Financial Results

HAMILTON, Bermuda - July 31, 2017 - Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) ("Blue Capital"), a Bermuda holding company that, through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities, today reported its financial results for the second quarter of 2017.

The Company’s net income was $4.6 million ($0.52 per share) for the second quarter of 2017 and $8.7 million ($0.99 per share) for the six months ended June 30, 2017. The Company’s fully converted book value per common share was $20.70 at June 30, 2017, reflecting a 2.5% increase for the quarter and a 9.2% increase over the past twelve months, each inclusive of dividends declared in such periods.

Reinsurance premiums written for the current quarter and year-to-date were $12.1 million and $29.1 million, increasing by $2.8 million and $2.4 million over the same periods a year ago. The current quarter's reinsurance premium increase was predominantly driven by an increase in direct written premium, partially offset by lower reinstatement premiums recorded.

The combined ratio for the current quarter was 56.1% and 56.3% year-to-date compared to 82.0% and 67.8% in the same periods a year ago. The improvement in the combined ratio was driven by lower loss and loss adjustment expense ratios, partially offset by higher reinsurance acquisition and general and administrative expense ratios. The current quarter's loss and loss adjustment expenses of $1.8 million compared favorably to the $6.0 million reported a year ago, which were impacted by losses related to the Fort McMurray wildfires in Canada, the convective storms in Texas and Europe and the Kumamoto earthquake in Japan. Reinsurance acquisition costs for the current quarter were $2.5 million compared to $2.1 million a year ago, as the current quarter included higher profit commissions on quota share business, driven by the improved loss ratio. General and administrative expenses for the current quarter were $1.4 million, or $0.2 million higher than a year ago, due to higher performance fees being accrued to reflect the increased profitability of the current quarter.

During the second quarter of 2017, the Company declared a regular dividend of $0.30 per common share, which was paid on July 14, 2017.

Michael J. McGuire, Chairman and CEO, commented: "I am pleased with the strong results we have generated in the first six months of 2017 as evidenced by our excellent underwriting profitability and expanding premium base which led to solid growth in book value per share inclusive of dividends.   While market conditions remain competitive, our established long term relationships, our high quality underwriting and portfolio management teams and our strategic alignment with Sompo International have allowed us to maintain an attractive portfolio for our shareholders."

About Blue Capital

Blue Capital Reinsurance Holdings Ltd., through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market, leveraging underwriting expertise and infrastructure from established resources. Underwriting decisions, operations and other management services are provided to Blue Capital by Blue Capital Management Ltd., a subsidiary of Endurance Specialty Holdings Ltd. (a wholly owned subsidiary of Sompo Holdings, Inc.), a recognized global specialty provider of property and casualty insurance and reinsurance and a leading property catastrophe and short tail reinsurer since 2001. Additional information can be found in Blue Capital's public filings with the U.S. Securities and Exchange Commission or at www.bcapre.bm.

Contacts
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@Sompo-Intl.com

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Blue Capital may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements that include the words "should," "would," "expect," "estimates", "intend," "plan," "believe," "project," "target," "anticipate," "seek," "will," "deliver," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions, decreased demand for property and casualty reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, uncertainties in our reserving process, changes to our tax status, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, operational risk, including the risk of fraud and errors and omissions, as well as technology breaches or failure, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively, our dependence as a holding company upon dividends or distributions from our operating subsidiaries, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2016.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Blue Capital’s most recent report on Form 10-K and other documents of Blue Capital on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Blue Capital will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Blue Capital or its business or operations. Except as required by law, Blue Capital undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In millions of U.S. dollars, except share amounts)

	June 30, 2017	December 31, 2016
Assets	(Unaudited)
Cash and cash equivalents	$3.8	$1.6
Cash and cash equivalents pledged as collateral	—	3.1
Reinsurance premiums receivable	22.8	7.7
Deferred reinsurance acquisition costs	1.3	0.1
Funds held by reinsured companies as collateral	182.0	191.4
Other assets	2.0	0.8
Total Assets	$211.9	$204.7
Liabilities
Loss and loss adjustment expense reserves	$11.2	$11.1
Unearned reinsurance premiums	9.5	0.9
Reinsurance balances payable	5.9	7.1
Other liabilities	3.7	2.3
Total Liabilities	30.3	21.4
Shareholders’ Equity
Common Shares	8.8	8.8
Additional paid-in capital	165.5	165.5
Retained earnings	7.3	9.0
Total Shareholders’ Equity	181.6	183.3
Total Liabilities and Shareholders’ Equity	$211.9	$204.7
Common shares outstanding (000s)	8,761	8,756
Common and common equivalent shares outstanding (000s)	8,773	8,769

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(In millions of U.S. dollars, except per share data)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Reinsurance premiums written	$12.1	$9.3	$29.1	$26.7
Change in net unearned reinsurance premiums	(1.8)	2.1	(8.6)	(5.0)
Net reinsurance premiums earned	10.3	11.4	20.5	21.7
Net loss from derivative instruments	(0.2)	(0.1)	(0.6)	(0.1)
Net investment income	0.2	—	0.3	—
Total revenues	10.3	11.3	20.2	21.6
Expenses
Underwriting expenses:
Loss and loss adjustment expenses - current year	1.3	6.1	2.6	7.2
Loss and loss adjustment expenses - prior year	0.5	(0.1)	1.0	0.6
Acquisition costs	2.5	2.1	5.2	4.2
General and administrative expenses	1.4	1.2	2.7	2.7
Total expenses	5.7	9.3	11.5	14.7
Net income and comprehensive income	$4.6	$2.0	$8.7	$6.9
Per share data:
Basic and diluted earnings per Common Share	$0.52	$0.22	$0.99	$0.79
Dividends declared per Common Share and RSU(1)	0.30	0.30	1.19	—
Insurance ratios:
Loss and loss adjustment expense ratio	18.0%	53.1%	17.6%	35.9%
Acquisition cost ratio	24.6%	18.6%	25.5%	19.6%
General and administrative expense ratio	13.5%	10.3%	13.2%	12.3%
Combined ratio	56.1%	82.0%	56.3%	67.8%
RSU = restricted share unit
(1)         The six month period ended June 30, 2017 includes a special dividend with respect to 2016 of $0.59 per common share and RSU, which was declared and paid during the first quarter of 2017.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In millions of U.S. dollars)
Unaudited

	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained earnings
Balance at January 1, 2017	$183.3	$8.8	$165.5	$9.0
Net income	8.7	—	—	8.7
Dividends declared on Common Shares and RSUs	(10.4)	—	—	(10.4)
Balance at June 30, 2017	$181.6	$8.8	$165.5	$7.3

	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained earnings
Balance at January 1, 2016	$187.6	$8.8	$165.3	$13.5
Net income	6.9	—	—	6.9
Expense recognized for RSUs	0.1	—	0.1	—
Dividends declared on Common Shares and RSUs	(16.1)	—	—	(16.1)
Balance at June 30, 2016	$178.5	$8.8	$165.4	$4.3

BOOK VALUE AND FULLY CONVERTED BOOK VALUE PER COMMON SHARE(1)
Unaudited

	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
Book value per share numerator (in millions of U.S. dollars):
[A] Shareholders’ Equity (in millions of U.S. dollars)	$181.6	$179.6	$183.3	$178.5
Book value per share denominators (in thousands of shares):
[B] Common Shares outstanding	8,761	8,756	8,756	8,756
Restricted Share Units outstanding	12	13	13	13
[C] Fully converted book value per common share denominator	8,773	8,769	8,769	8,769
Book value per common share [A]/[B]	$20.73	$20.52	$20.93	$20.38
Fully converted book value per common share [A]/[C]	$20.70	$20.49	$20.90	$20.35
Change in fully converted book value per common share:(2)
From March 31, 2017	2.5%
From December 31, 2016	4.7%
From June 30, 2016	9.2%
(1)         These measures constitute "non-GAAP financial measures" as defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain Blue Capital’s results of operations in a manner that allows for a more complete understanding of the underlying trends in Blue Capital’s business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.
(2)         Computed as the change in fully converted book value per common share plus common dividends declared of $0.30, $1.19 and $1.49 during the three, six and twelve month periods ended June 30, 2017, respectively.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
Natural Catastrophe Risk Management

The following discussion should be read in conjunction with the "Risk Factors" included in Item 1A of the Company’s 2016 Form 10-K, as filed with the Securities and Exchange Commission, in particular the risk factor entitled "Our stated catastrophe and enterprise-wide risk management exposures are based on estimates and judgments which are subject to significant uncertainties."

Exposure Management
 The Company’s Investment and Insurance Manager (the "Manager") monitors our net exposure to any one catastrophe loss event in any single zone within certain broadly defined major catastrophe zones. Our June 1, 2017 projected net exposures by zone were in compliance with our underwriting guidelines. Namely, our projected net exposure from any one catastrophe loss event in any individual zone was at or below 50% of our shareholders’ equity at June 30, 2017. These broadly defined major catastrophe zones are defined as follows:

North America:	Europe:	Rest of World:

U.S. - Northeast	Western Central Europe(1)	Australia
U.S. - Mid-Atlantic	Eastern Europe	New Zealand
U.S. - Florida	Southern Europe	Japan
U.S. - Gulf	Northern Europe, Benelux	South America
U.S. - New Madrid	and Scandinavia	Middle East
U.S. - Midwest	U.K. and Ireland
U.S. - California
U.S. - Hawaii
Canada - Eastern
Canada - Western
(1)  Consisting of France, Germany, Switzerland and Austria.

Single Event Losses
 For certain defined natural catastrophe region and peril combinations, the Manager assesses the probability and likely magnitude of losses using a combination of industry third-party models, proprietary models and underwriting judgment. The Manager attempts to model the projected net impact from a single event, taking into account contributions from property catastrophe reinsurance (including retrocessional business), property pro-rata reinsurance and event-linked derivative securities, offset by the net benefit of any reinsurance or derivative protections we purchase and the benefit of premiums.

The table that follows details our projected net impact from single event losses as of June 1, 2017 for selected zones at specified return periods using industry-recognized third-party vendor models. It is important to note that each catastrophe model we use contains its own assumptions as to the frequency and severity of loss events, and results may vary significantly from model to model.

Net Impact From Single Event Losses at Specified Return Periods

	Net Impact (Millions)	Return Period(1)	Percentage of June 30, 2017 Shareholders’ Equity
U.S. - Florida hurricane	$55	1 in 100 year	30%
Japan earthquake	36	1 in 250 year	20%
California earthquake	28	1 in 250 year	15%
All other zones			less than 15%
(1)         A "100-year" return period can also be referred to as the 1.0% occurrence exceedance probability ("OEP"), meaning there is an estimated 1.0% chance in any given year that this level will be exceeded.  A "250-year" return period can also be referred to as the 0.4% OEP, meaning there is an estimated 0.4% chance in any given year that this level will be exceeded.

On June 1, 2017 our projected single event loss exposures were within our underwriting guidelines. Namely, the projected net impact from any one catastrophe loss event (excluding earthquake) at the 1 in 100 year return period for any one zone did not exceed 35% of our shareholders’ equity at June 30, 2017, and the projected net impact from any one earthquake loss event at the 1 in 250 year return period for any zone did not exceed 35% of our shareholders’ equity at June 30, 2017.

Our single event loss estimates represent snapshots as of June 1, 2017. The composition of our in-force portfolio may change materially at any time due to the acceptance of new policies, losses incurred, the expiration of existing policies and changes in our ceded reinsurance and derivative protections.